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News Release
HP Inc. Reports Fiscal 2021 Full Year and Fourth Quarter Results

PALO ALTO, CA – (GlobeNewswire) – November 23, 2021 – HP (NYSE: HPQ)
●	Fiscal 2021 GAAP diluted net earnings per share ("EPS") of $5.33[1], above the previously provided outlook of $3.56 to $3.62 per share
●	Fiscal 2021 non-GAAP diluted net EPS of $3.79, above the previously provided outlook of $3.69 to $3.75 per share
●	Fiscal 2021 net revenue of $63.5 billion, up 12.1% from the prior-year period
●	Fiscal 2021 net cash provided by operating activities of $6.4 billion[1], free cash flow of $4.2 billion
●	Fiscal 2021 returned $7.2 billion to shareholders in the form of share repurchases and dividends
●	Fourth quarter GAAP diluted net EPS of $2.71[1], above the previously provided outlook of $0.82 to $0.88 per share
●	Fourth quarter non-GAAP diluted net EPS of $0.94, above the previously provided outlook of $0.84 to $0.90 per share
●	Fourth quarter net revenue of $16.7 billion, up 9.3% from the prior-year period
●	Fourth quarter net cash provided by operating activities of $2.8 billion[1], free cash flow of $0.9 billion
●	Fourth quarter returned $2.0 billion to shareholders in the form of share repurchases and dividends

HP Inc.'s fiscal 2021 full-year and fourth quarter financial performance
	FY21	FY20	Y/Y	Q4 FY21	Q4 FY20	Y/Y
GAAP net revenue ($B)	$63.5	$56.6	12.1%	$16.7	$15.3	9.3%
GAAP operating margin	8.4%	6.1%	2.3 pts	7.4%	6.5%	0.9 pts
GAAP net earnings[1] ($B)	$6.5	$2.8	129%	$3.1	$0.7	364%
GAAP diluted net EPS[1]	$5.33	$2.00	167%	$2.71	$0.49	453%
Non-GAAP operating margin[2]	9.1%	7.2%	1.9 pts	8.1%	6.9%	1.2 pts
Non-GAAP net earnings[2] ($B)	$4.6	$3.2	43%	$1.1	$0.8	29%
Non-GAAP diluted net EPS[2]	$3.79	$2.28	66%	$0.94	$0.62	52%
Net cash provided by operating activities[1] ($B)	$6.4	$4.3	48%	$2.8	$1.9	52%
Free cash flow[2] ($B)	$4.2	$3.9	7%	$0.9	$1.8	(48)%

Notes
1.GAAP net earnings and Net cash provided by operating activities includes a net impact of $1,771 million for one-time Oracle Corporation (“Oracle”) litigation proceeds. This has resulted in an impact of $1.55 and $1.45 on the GAAP diluted net earnings per share for the three and twelve months ended October 31, 2021, respectively.
2.Information about HP Inc.'s use of non-GAAP financial information is provided under "Use of non-GAAP financial information" below.

Net revenue and EPS results
HP Inc. and its subsidiaries (“HP”) announced fiscal 2021 net revenue of $63.5 billion, up 12.1% (up 10.2% in constant currency) from the prior-year period.

Fiscal 2021 GAAP diluted net EPS was $5.33, up from $2.00 in the prior-year period and above the previously provided outlook of $3.56 to $3.62. Fiscal 2021 non-GAAP diluted net EPS was $3.79, up from $2.28 in the prior-year period and above the previously provided outlook of $3.69 to $3.75. Fiscal 2021 non-GAAP net earnings and non-GAAP diluted net EPS exclude after-tax adjustments of $1,883 million, or $1.54 per diluted share, related to restructuring and other charges, acquisition-related charges, amortization of intangible assets, non-operating retirement-related (credits)/charges, defined benefit plan settlement (gains)/charges, Oracle litigation proceeds, debt extinguishment costs, and tax adjustments.

Fourth quarter net revenue was $16.7 billion, up 9.3% (up 6.9% in constant currency) from the prior-year period.

Fourth quarter GAAP diluted net EPS was $2.71, up from $0.49 in the prior-year period and above the previously provided outlook of $0.82 to $0.88. Fourth quarter non-GAAP diluted net EPS was $0.94, up from $0.62 in the prior-year period and above the previously provided outlook of $0.84 to $0.90. Fourth quarter non-GAAP net earnings and non-GAAP diluted net EPS exclude after-tax adjustments of $2,023 million, or $1.77 per diluted share, related to restructuring and other charges, acquisition-related charges, amortization of intangible assets, non-operating retirement-related (credits)/charges, defined benefit plan settlement (gains)/charges, Oracle litigation proceeds, and tax adjustments.

“Our results reflect a growth-oriented company on its front foot and hitting its stride. We delivered a very strong quarter to close out an exceptional year of double-digit revenue, operating profit and EPS growth while returning record levels of capital to shareholders,” said Enrique Lores, HP President and CEO. “HP is at the heart of hybrid with an innovative portfolio of hardware, software and subscriptions that position the company well for sustained growth in fiscal year 2022 and beyond.”

Asset management
HP generated $6.4 billion in net cash provided by operating activities and $4.2 billion of free cash flow in fiscal 2021. Free cash flow includes net cash provided by operating activities of $6.4 billion adjusted for net Oracle litigation proceeds of $1,771 million, net investments in leases of $111 million and net investments in property, plant and equipment of $582 million. HP utilized $6.2 billion of cash during fiscal 2021 to repurchase approximately 224 million shares of common stock in the open market. When combined with the $938 million of cash used to pay dividends, HP returned 172% of its free cash flow to shareholders in fiscal 2021.

HP's net cash provided by operating activities in the fourth quarter of fiscal 2021 was $2.8 billion. Accounts receivable ended the quarter at $5.5 billion, up 1 day quarter over quarter to 30 days. Inventory ended the quarter at $7.9 billion, down 9 days quarter over quarter to 53 days. Accounts payable ended the quarter at $16.1 billion, down 12 days quarter over quarter to 108 days.

HP generated $0.9 billion of free cash flow in the fourth quarter. Free cash flow includes net cash provided by operating activities of $2.8 billion adjusted for net Oracle litigation proceeds of $1,771 million, net investments in leases of $33 million and net investments in property, plant and equipment of $172 million.

In the fourth quarter, HP returned $2.0 billion to shareholders. HP utilized $1.8 billion of cash during the quarter to repurchase approximately 61 million shares of common stock in the open market and paid a cash dividend of $219 million. As a result, HP returned 210% of its fourth quarter free cash flow to shareholders. HP exited the quarter with $4.3 billion in gross cash, which includes cash and cash equivalents and short-term investments of $5 million included in other current assets.

Fiscal 2021 fourth quarter segment results
~~•~~Personal Systems net revenue was $11.8 billion, up 13% year over year (up 10% in constant currency) with a 6.5% operating margin. Consumer PCs net revenue decreased 3% and Commercial PCs net revenue increased 25%. Total units were down 9% with Notebooks units down 12% and Desktops units up 2%.

•Printing net revenue was $4.9 billion, up 1% year over year (flat in constant currency) with a 17.0% operating margin. Total hardware units were down 26% with Consumer units down 28% and Commercial units down 12%. Consumer net revenue was down 6% and Commercial net revenue was up 19%. Supplies net revenue was down 2% (down 3% in constant currency).

Outlook
For the fiscal 2022 first quarter, HP estimates GAAP diluted net EPS to be in the range of $0.92 to $0.98 and non-GAAP diluted net EPS to be in the range of $0.99 to $1.05. Fiscal 2022 first quarter non-GAAP diluted net EPS estimates exclude $0.07 per diluted share, primarily related to restructuring and other charges, acquisition-related charges, amortization of intangible assets, non-operating retirement-related (credits)/charges, tax adjustments and the related tax impact on these items.

For fiscal 2022, HP estimates GAAP diluted net EPS to be in the range of $3.86 to $4.06 and non-GAAP diluted net EPS to be in the range of $4.07 to $4.27. Fiscal 2022 non-GAAP diluted net EPS estimates exclude $0.21 per diluted share, primarily related to restructuring and other charges, acquisition-related charges, amortization of intangible assets, non-operating retirement-related (credits)/charges, tax adjustments and the related tax impact on these items. For fiscal 2022, HP anticipates generating free cash flow of at least $4.5 billion.

More information on HP's earnings, including additional financial analysis and an earnings overview presentation, is available on HP's Investor Relations website at investor.hp.com.

HP's FY21 Q4 earnings conference call is accessible via audio webcast at www.hp.com/investor/2021Q4Webcast.

About HP Inc.
HP Inc. (NYSE: HPQ) is a technology company that believes one thoughtful idea has the power to change the world. Its product and service portfolio of personal systems, printers, and 3D printing solutions helps bring these ideas to life. Visit http://www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a generally accepted accounting principles (“GAAP”) basis, HP provides net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt) financial measures. HP also provides forecasts of non-GAAP diluted net EPS and free cash flow. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which HP’s management uses these non-GAAP measures to evaluate its business, the substance behind HP’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP’s management compensates for those limitations, and the substantive reasons why HP’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for net revenue, operating expense, operating profit, operating margin, tax rate, net earnings, diluted net EPS, cash (used in)/ provided by operating activities or cash and cash equivalents prepared in accordance with GAAP.

Forward-looking statements
This document contains forward-looking statements based on current expectations and assumptions that involve risks and uncertainties. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP Inc. and its consolidated subsidiaries may differ materially from those expressed or implied by such forward-looking statements and assumptions.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, any statements regarding the potential impact of the COVID-19 pandemic and the actions by governments, businesses and individuals in response to the situation; projections of net revenue, margins, expenses, effective tax rates, net earnings, net earnings per share, cash flows, benefit plan funding, deferred taxes, share repurchases, foreign currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring and other charges, planned structural cost reductions and productivity initiatives; any statements of the plans, strategies and objectives of management for future operations, including, but not limited to, our business model and transformation, our sustainability goals, our go-to-market strategy, the execution of restructuring plans and any resulting cost savings, net revenue or profitability improvements or other financial impacts; any statements concerning the expected development, demand, performance, market share or competitive performance relating to products or services; any statements concerning potential supply constraints, component shortages, manufacturing disruptions or logistics challenges; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims, disputes or other litigation matters; any statements of expectation or belief, including with respect to the timing and expected benefits of acquisitions and other business combination and investment transactions; and any statements of assumptions underlying any of the foregoing. Forward-looking statements can also generally be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will,” “would,” “could,” “can,” “may,” and similar terms.

Risks, uncertainties and assumptions include factors relating to the effects of the COVID-19 pandemic and the actions by governments, businesses and individuals in response to the situation, the effects of which may give rise to or amplify the risks associated with many of these factors listed here; HP’s ability to execute on its strategic plan, including the previously announced initiatives, business model changes and transformation; execution of planned structural cost reductions and productivity initiatives; HP’s ability to complete any contemplated share repurchases, other capital return programs or other strategic transactions; the need to address the many challenges facing HP’s businesses; the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy and business model changes and transformation; successfully innovating, developing and executing HP’s go-to-market strategy, including online, omnichannel and contractual sales, in an evolving distribution and reseller landscape; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; successfully competing and maintaining the value proposition of HP’s products, including supplies; the need to manage (and reliance on) third-party suppliers, including with respect to component shortages, and the need to manage HP’s global, multi-tier distribution network, limit potential misuse of pricing programs by HP’s channel partners, adapt to new or changing marketplaces and effectively deliver HP’s services; challenges to HP’s ability to accurately forecast inventories, demand and pricing, which may be due to HP’s multi-tiered channel, sales of HP’s products to unauthorized resellers or unauthorized resale of HP’s products or our uneven sales cycle; integration and other risks associated with business combination and investment transactions; the results of the restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of the restructuring plans; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; the hiring and retention of key employees; the impact of macroeconomic and geopolitical trends and events, including the effects of inflation; risks associated with HP’s international operations; the execution and performance of contracts by HP and its suppliers, customers, clients and partners, including logistical challenges with respect to such execution and performance; changes in estimates and assumptions HP makes in connection with the preparation of its financial statements; disruptions in operations from system security risks, data protection breaches, cyberattacks, extreme weather conditions, medical epidemics or pandemics such as the COVID-19 pandemic, and other natural or manmade disasters or catastrophic events; the impact of changes to federal, state, local and foreign laws and regulations, including environmental regulations and tax laws; potential impacts, liabilities and costs from pending or potential investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2020 and HP’s other filings with the Securities and Exchange Commission.

As in prior periods, the financial information set forth in this document, including any tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be reasonable, these amounts could differ materially from reported amounts in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021 and October 31, 2022, Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2022, and HP’s other filings with the Securities and Exchange Commission. The forward-looking statements in this document are made as of the date of this document and HP assumes no obligation and does not intend to update these forward-looking statements.

HP’s Investor Relations website at investor.hp.com contains a significant amount of information about HP, including financial and other information for investors. HP encourages investors to visit its website from time to time, as information is updated, and new information is posted. The content of HP’s website is not incorporated by reference into this document or in any other report or document HP files with the SEC, and any references to HP’s website are intended to be inactive textual references only.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Three months ended
	October 31, 2021	July 31, 2021	October 31, 2020
Net revenue	$16,675	$15,289	$15,258
Costs and expenses:
Cost of revenue	13,410	11,901	12,579
Research and development	445	477	381
Selling, general and administrative	1,474	1,408	1,244
Restructuring and other charges	29	56	31
Acquisition-related charges	28	24	2
Amortization of intangible assets	51	42	29
Total costs and expenses	15,437	13,908	14,266
Earnings from operations	1,238	1,381	992
Interest and other, net(a)	2,315	(55)	(216)
Earnings before taxes	3,553	1,326	776
Provision for taxes(a)	(454)	(218)	(108)
Net earnings	$3,099	$1,108	$668

Net earnings per share:
Basic	$2.75	$0.94	$0.50
Diluted	$2.71	$0.92	$0.49

Cash dividends declared per share	$—	$0.39	$—

Weighted-average shares used to compute net earnings per share:
Basic	1,128	1,185	1,347
Diluted	1,142	1,199	1,356

(a)Interest and other, net and Provision for taxes includes a gain and corresponding tax expense, respectively, from the one time Oracle litigation proceeds for the three months ended October 31, 2021.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Twelve months ended
	October 31, 2021	October 31, 2020
Net revenue	$63,487	$56,639
Costs and expenses:
Cost of revenue	50,070	46,202
Research and development	1,907	1,478
Selling, general and administrative	5,741	4,906
Restructuring and other charges	245	462
Acquisition-related charges	68	16
Amortization of intangible assets	154	113
Total costs and expenses	58,185	53,177
Earnings from operations	5,302	3,462
Interest and other, net(a)	2,209	(231)
Earnings before taxes	7,511	3,231
Provision for taxes(a)	(1,008)	(387)
Net earnings	$6,503	$2,844

Net earnings per share:
Basic	$5.38	$2.01
Diluted	$5.33	$2.00

Cash dividends declared per share	$0.78	$0.70

Weighted-average shares used to compute net earnings per share:
Basic	1,208	1,413
Diluted	1,220	1,420

(a)Interest and other, net and Provision for taxes includes a gain and corresponding tax expense, respectively, from the one time Oracle litigation proceeds for the twelve months ended October 31, 2021.

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	October 31, 2021		July 31, 2021		October 31, 2020
	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share
GAAP net earnings	$3,099	$2.71	$1,108	$0.92	$668	$0.49
Non-GAAP adjustments:
Restructuring and other charges	29	0.02	56	0.04	31	0.02
Acquisition-related charges	28	0.02	24	0.02	2	—
Amortization of intangible assets	51	0.04	42	0.04	29	0.02
Debt extinguishment costs	—	—	16	0.01	—	—
Oracle litigation proceeds	(2,304)	(2.01)	—	—	—	—
Defined benefit plan settlement (gains) charges	(37)	(0.03)	—	—	214	0.16
Non-operating retirement-related credits	(38)	(0.03)	(39)	(0.03)	(57)	(0.04)
Tax adjustments(a)	248	0.22	(9)	—	(52)	(0.03)
Non-GAAP net earnings	$1,076	$0.94	$1,198	$1.00	$835	$0.62

GAAP earnings from operations	$1,238		$1,381		$992
Non-GAAP adjustments:
Restructuring and other charges	29		56		31
Acquisition-related charges	28		24		2
Amortization of intangible assets	51		42		29
Non-GAAP earnings from operations	$1,346		$1,503		$1,054

GAAP operating margin	7.4%		9.0%		6.5%
Non-GAAP adjustments	0.7%		0.8%		0.4%
Non-GAAP operating margin	8.1%		9.8%		6.9%

(a)Includes tax impact on non-GAAP adjustments.

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Twelve months ended
	October 31, 2021		October 31, 2020
	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share
GAAP net earnings	$6,503	$5.33	$2,844	$2.00
Non-GAAP adjustments:
Restructuring and other charges	245	0.20	462	0.33
Acquisition-related charges	68	0.06	16	0.01
Amortization of intangible assets	154	0.13	113	0.08
Debt extinguishment costs	16	0.01	40	0.03
Oracle litigation proceeds	(2,304)	(1.89)	—	—
Defined benefit plan settlement (gains) charges	(37)	(0.03)	214	0.15
Non-operating retirement-related credits	(153)	(0.13)	(225)	(0.16)
Tax adjustments(a)	128	0.11	(230)	(0.16)
Non-GAAP net earnings	$4,620	$3.79	$3,234	$2.28

GAAP earnings from operations	$5,302		$3,462
Non-GAAP adjustments:
Restructuring and other charges	245		462
Acquisition-related charges	68		16
Amortization of intangible assets	154		113
Non-GAAP earnings from operations	$5,769		$4,053

GAAP operating margin	8.4%		6.1%
Non-GAAP adjustments	0.7%		1.1%
Non-GAAP operating margin	9.1%		7.2%

(a)Includes tax impact on non-GAAP adjustments.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited) (In millions)

	As of
	October 31, 2021	October 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$4,299	$4,864
Accounts receivable, net	5,511	5,381
Inventory	7,930	5,963
Other current assets	4,430	4,440
Total current assets	22,170	20,648
Property, plant and equipment, net	2,546	2,627
Goodwill	6,803	6,380
Other non-current assets	7,091	5,026
Total assets	$38,610	$34,681

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Notes payable and short-term borrowings	$1,106	$674
Accounts payable	16,075	14,704
Other current liabilities	11,915	10,842
Total current liabilities	29,096	26,220
Long-term debt	6,386	5,543
Other non-current liabilities	4,778	5,146
Stockholders' deficit	(1,650)	(2,228)
Total liabilities and stockholders' deficit	$38,610	$34,681

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three months ended
	October 31, 2021	October 31, 2020
Cash flows from operating activities:
Net earnings	$3,099	$668
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	200	196
Stock-based compensation expense	70	57
Restructuring and other charges	29	31
Deferred taxes on earnings	(512)	(76)
Defined benefit plan settlement (gains) charges	(37)	214
Other, net	186	44
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(583)	(124)
Inventory	61	(139)
Accounts payable	117	398
Net investment in leases	(33)	(40)
Taxes on earnings	45	91
Restructuring and other	(39)	(77)
Other assets and liabilities	245	631
Net cash provided by operating activities	2,848	1,874
Cash flows from investing activities:
Investment in property, plant and equipment	(172)	(116)
Purchases of available-for-sale securities and other investments	(4)	(160)
Maturities and sales of available-for-sale securities and other investments	21	114
Collateral posted for derivative instruments	27	77
Payment made in connection with business acquisition, net of cash acquired	(272)	—
Net cash used in investing activities	(400)	(85)
Cash flows from financing activities:
Proceeds from short-term borrowings with original maturities less than 90 days, net	400	—
Proceed from short-term borrowings with original maturities greater than 90 days	—	8
Proceeds from debt, net of issuance costs	47	30
Payment of debt	(53)	(61)
Stock-based award activities and others	(9)	(3)
Repurchase of common stock	(1,754)	(1,340)
Cash dividends paid	(219)	(238)
Net cash used in financing activities	(1,588)	(1,604)
Increase in cash and cash equivalent	860	185
Cash and cash equivalents at beginning of period	3,439	4,679
Cash and cash equivalents at end of period	$4,299	$4,864

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Twelve months ended
	October 31, 2021	October 31, 2020
Cash flows from operating activities:
Net earnings	$6,503	$2,844
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	785	789
Stock-based compensation expense	330	278
Restructuring and other charges	245	462
Deferred taxes on earnings	(605)	70
Defined benefit plan settlement (gains) charges	(37)	214
Other, net	440	325
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(80)	575
Inventory	(2,164)	(386)
Accounts payable	1,257	(35)
Net investment in leases	(111)	(152)
Taxes on earnings	64	(147)
Restructuring and other	(205)	(489)
Other assets and liabilities	(13)	(32)
Net cash provided by operating activities	6,409	4,316
Cash flows from investing activities:
Investment in property, plant and equipment	(582)	(580)
Proceeds from the sale of property, plant and equipment	—	3
Purchases of available-for-sale securities and other investments	(28)	(693)
Maturities and sales of available-for-sale securities and other investments	304	417
Collateral posted for derivative instruments	148	(163)
Payment made in connection with business acquisitions, net of cash acquired	(854)	—
Net cash used in investing activities	(1,012)	(1,016)
Cash flows from financing activities:
Proceeds from short-term borrowings with original maturities less than 90 days, net	400	—
Proceed from short-term borrowings with original maturities greater than 90 days	22	27
Proceeds from debt, net of issuance costs	2,099	3,081
Payment of debt	(1,245)	(1,849)
Stock-based award activities and others	(51)	(128)
Repurchase of common stock	(6,249)	(3,107)
Cash dividends paid	(938)	(997)
Net cash used in financing activities	(5,962)	(2,973)
(Decrease) increase in cash and cash equivalent	(565)	327
Cash and cash equivalents at beginning of period	4,864	4,537
Cash and cash equivalents at end of period	$4,299	$4,864

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Three months ended			Change (%)
	October 31, 2021	July 31, 2021	October 31, 2020	Q/Q	Y/Y
Net revenue:
Notebooks	$8,339	$7,328	$7,405	14%	13%
Desktops	2,510	2,246	2,253	12%	11%
Workstations	492	388	355	27%	39%
Other	454	444	419	2%	8%
Personal Systems	11,795	10,406	10,432	13%	13%
Supplies	3,057	3,092	3,131	(1)%	(2)%
Commercial	1,097	1,070	923	3%	19%
Consumer	725	720	772	1%	(6)%
Printing	4,879	4,882	4,826	—%	1%
Corporate Investments(a)	2	—	—	NM	NM
Total segment net revenue	16,676	15,288	15,258	9%	9%
Other(a)	(1)	1	—	NM	NM
Total net revenue	$16,675	$15,289	$15,258	9%	9%

Earnings before taxes:
Personal Systems	$764	$869	$528
Printing	830	857	713
Corporate Investments	(14)	(20)	(27)
Total segment earnings from operations	1,580	1,706	1,214
Corporate and unallocated cost and other	(164)	(134)	(103)
Stock-based compensation expense	(70)	(69)	(57)
Restructuring and other charges	(29)	(56)	(31)
Acquisition-related charges	(28)	(24)	(2)
Amortization of intangible assets	(51)	(42)	(29)
Interest and other, net	2,315	(55)	(216)
Total earnings before taxes	$3,553	$1,326	$776

(a)"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Twelve months ended		Change (%)
	October 31, 2021	October 31, 2020	Y/Y
Net revenue:
Notebooks	$30,522	$25,766	18%
Desktops	9,381	9,806	(4)%
Workstations	1,669	1,816	(8)%
Other	1,787	1,609	11%
Personal Systems	43,359	38,997	11%
Supplies	12,632	11,586	9%
Commercial	4,209	3,539	19%
Consumer	3,287	2,516	31%
Printing	20,128	17,641	14%
Corporate Investments(a)	3	2	NM
Total segment net revenue	63,490	56,640	12%
Other(a)	(3)	(1)	NM
Total net revenue	$63,487	$56,639	12%

Earnings before taxes:
Personal Systems	$3,101	$2,312
Printing	3,636	2,495
Corporate Investments	(96)	(69)
Total segment earnings from operations	6,641	4,738
Corporate and unallocated cost and other	(542)	(407)
Stock-based compensation expense	(330)	(278)
Restructuring and other charges	(245)	(462)
Acquisition-related charges	(68)	(16)
Amortization of intangible assets	(154)	(113)
Interest and other, net	2,209	(231)
Total earnings before taxes	$7,511	$3,231

(a)"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY (Unaudited)

	Three months ended			Change (pts)
	October 31, 2021	July 31, 2021	October 31, 2020	Q/Q		Y/Y
Segment operating margin:
Personal Systems	6.5%	8.4%	5.1%	(1.9)	pts	1.4	pts
Printing	17.0%	17.6%	14.8%	(0.6)	pts	2.2	pts
Corporate Investments(a)	NM	NM	NM	NM		NM
Total segment	9.5%	11.2%	8.0%	(1.7)	pts	1.5	pts

(a)"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	October 31, 2021	July 31, 2021	October 31, 2020
Numerator:
GAAP net earnings	$3,099	$1,108	$668
Non-GAAP net earnings	$1,076	$1,198	$835

Denominator:
Weighted-average shares used to compute basic net earnings per share	1,128	1,185	1,347
Dilutive effect of employee stock plans(a)	14	14	9
Weighted-average shares used to compute diluted net earnings per share	1,142	1,199	1,356

GAAP diluted net earnings per share	$2.71	$0.92	$0.49
Non-GAAP diluted net earnings per share	$0.94	$1.00	$0.62

(a)Includes any dilutive effect of restricted stock units, stock options and performance-based awards.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Twelve months ended
	October 31, 2021	October 31, 2020
Numerator:
GAAP net earnings	$6,503	$2,844
Non-GAAP net earnings	$4,620	$3,234

Denominator:
Weighted-average shares used to compute basic net earnings per share	1,208	1,413
Dilutive effect of employee stock plans(a)	12	7
Weighted-average shares used to compute diluted net earnings per share	1,220	1,420

GAAP diluted net earnings per share	$5.33	$2.00
Non-GAAP diluted net earnings per share	$3.79	$2.28

(a)Includes any dilutive effect of restricted stock units, stock options and performance-based awards.

Use of non-GAAP financial measures
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt). HP also provides forecasts of non-GAAP diluted net EPS and free cash flow.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures
Net revenue on a constant currency basis excludes the effect of foreign currency exchange fluctuations calculated by translating current period revenues using monthly exchange rates from the comparative period and excluding any hedging impact recognized in the current period. Non-GAAP operating margin is defined to exclude the effects of any amounts relating to restructuring and other charges, acquisition-related charges, and amortization of intangible assets. Non-GAAP net earnings and non-GAAP diluted net EPS consist of net earnings or diluted net EPS excluding those same charges, defined benefit plan settlement (gains)/charges, non-operating retirement related (credits)/charges, debt extinguishment costs, Oracle litigation proceeds, tax adjustments and the amount of additional taxes or tax benefits associated with each non-GAAP item.

HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding the items mentioned above for these non-GAAP financial measures allows HP’s management to better understand HP’s consolidated financial performance in relation to the operating results of HP’s segments, as HP’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•Restructuring and other charges are (i) costs associated with a formal restructuring plan and are primarily related to employee separation from service and early retirement costs and related benefits, costs of real estate consolidation and other non-labor charges; and (ii) other charges, which include non-recurring costs that are distinct from ongoing operational costs. HP excludes these restructuring and other charges (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because HP believes that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP's current operating performance or comparisons to operating performance in other periods.

•HP incurs cost related to its acquisitions, which it would not have otherwise incurred as part of its operations. The charges are direct expenses such as third-party professional and legal fees, and integration-related costs, as well as non-cash adjustments to the fair value of certain acquired assets such as inventory. These charges related to acquisitions are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP's acquisitions. HP believes that eliminating such expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP's current operating performance and comparisons to operating performance in other periods.

•HP incurs charges relating to the amortization of intangible assets. Those charges are included in HP’s GAAP earnings, operating margin, net earnings and diluted net EPS. Such charges are significantly impacted by the timing and magnitude of HP’s acquisitions and any related impairment charges. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to operating performance in other periods.

•Non-operating retirement-related (credits)/charges includes certain market-related factors such as interest cost, expected return on plan assets, amortized actuarial gains or losses associated with HP’s defined benefit pension and post-retirement benefit plans. The market-driven retirement-related adjustments are primarily due to the changes in the value of pension plan assets and liabilities which are tied to financial market performance and HP considers these adjustments to be outside the operational performance of the business. Non-operating retirement-related (credits)/charges also include certain plan curtailments, settlements and special termination benefits related to HP’s defined benefit pension and post-retirement benefit plans. HP believes that eliminating such adjustments for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of HP's current operating performance and comparisons to operating performance in other periods.

•HP has defined benefit plan settlement (gains)/charges relating to HP pension plans. The gains for fiscal 2021 are associated with transfer of certain pension obligations as part of an irrevocable group annuity contract with The Prudential Insurance Company of America. The charges for fiscal 2020 were associated with the net settlement and remeasurement resulting from voluntary lump sum payments offered to certain vested participants that are separated from service. HP excludes these (gains)/charges for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to operating performance in other periods.

•HP incurs debt extinguishment costs relating to repurchase of certain of its outstanding U.S. dollar global notes or termination of commitments under revolving credit facilities. These costs primarily included bond repurchase premiums partly offset by gains from fair value hedges. HP excludes these costs for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP's current operating performance and comparisons to operating performance in other periods.

•Interest and other, net and Provision for taxes includes a gain and a corresponding tax impact, respectively, from the Oracle litigation proceeds. HP excluded this one-time item when evaluating its performance for the fourth quarter of fiscal 2021 and fiscal 2021. This represents HP’s interest in the litigation judgement in connection with Oracle’s discontinuation of software support for HP’s Itanium-based line of mission-critical servers. This server business is now part of Hewlett Packard Enterprise (“HPE”) pursuant to the separation of HP and HPE on November 1, 2015. The awarded damages are being shared equally between HP and HPE pursuant to the terms of the separation and distribution agreement. HP believes that eliminating this item for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of HP's current operating performance and comparisons to operating performance in prior and future periods.

•Tax adjustments include U.S. tax reform adjustment.
•HP recorded U.S. tax reform adjustments as one-time charges relating to the enactment of the Tax Cuts and Jobs Act of 2017 and has completed the accounting for the tax effects of the Tax Cuts and Jobs Act within the one year measurement period. Additional guidance is periodically issued by regulators and new positions taken or elections made by HP impact the income tax expense and effective tax rate in the period in which the adjustments are made.
•HP also recorded other tax adjustment including tax benefits and expenses related to the realizability of certain deferred tax assets, various tax rate and regulatory changes and tax settlements across various jurisdictions. HP excludes these adjustments for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP's current operating performance and comparisons to operating performance in other periods.

Free cash flow is a non-GAAP measure that is defined as cash flow from operations adjusted for net investment in leases, net investments in property, plant, and equipment and the net impact of the one-time Oracle litigation proceeds received during the fourth quarter of fiscal 2021. Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses free cash flow and gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, repurchasing stock and other purposes. HP’s management also uses free cash flow and gross cash to evaluate HP’s historical and prospective liquidity. Because gross cash includes liquid assets that are not included in cash and cash equivalents, HP believes that gross cash provides a helpful assessment of HP’s liquidity. Because free cash flow includes net cash (used in)/ provided by operating activities adjusted for net investment in leases, net investments in property, plant and equipment and the net impact of the one-time Oracle litigation proceeds received during the fourth quarter of fiscal 2021, HP believes that free cash flow provides a more accurate and complete assessment of HP’s liquidity and capital resources. Net cash (debt) is defined as gross cash less gross debt after adjusting the effect of unamortized premium/discount on debt issuance, debt issuance costs and gains/losses on interest rate swaps.

Material limitations associated with use of non-GAAP financial measures
These non-GAAP financial measures that HP uses may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•Items such as amortization of intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this change in value is not included in non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net EPS, and therefore does not reflect the full economic effect of the change in value of those intangible assets.

•Items such as restructuring and other charges, acquisition-related charges, non-operating retirement-related (credits)/charges, defined benefit plan settlement (gains)/charges, debt extinguishment costs, Oracle litigation proceeds and tax adjustments that are excluded from non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net EPS can have a material impact on the equivalent GAAP earnings measure and cash flows.

•HP may not be able to immediately liquidate the short-term and certain long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

Other companies may calculate the non-GAAP financial measures differently than HP, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures
HP accounts for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors
HP believes that providing net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt) to investors in addition to the related GAAP financial measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and financial condition and to evaluate the efficacy of the methodology and information used by HP’s management to evaluate and measure such performance and financial condition. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.